UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
     Date of report (Date of earliest event reported) November 16, 2005
IMS HEALTH INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-14049	06-1506026

(Commission File Number)	(IRS Employer Identification No.)

1499 Post Road, Fairfield, Connecticut	06824

(Address of Principal Executive Offices)	(Zip Code)
(203) 319-4700

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.
Item 8.01. OTHER EVENTS.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURE
EXHIBIT INDEX
EX-10.1: LETTER AGREEMENT
EX-99.1: PRESS RELEASE

Item 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.
On November 16, 2005, IMS Health Incorporated (“IMS”), VNU N.V. (“VNU”) and Isaac Acquisition Corp. (“Merger Sub”) entered into a letter agreement that terminated the Agreement and Plan of Merger, dated as of July 10, 2005, among such parties.
The proposed merger was announced on July 11, 2005 and was expected to close in the first quarter of 2006, subject to approval by the shareholders of both companies. Consummation of the merger would have resulted in IMS surviving as a wholly-owned subsidiary of VNU. Subsequent to the announcement of the proposed merger, several of VNU’s major shareholders stated that they did not support a merger of IMS and VNU and would vote against its approval.
Pursuant to the letter agreement, VNU has agreed to reimburse IMS $15 million for its actual out-of-pocket costs, and VNU will pay an additional $45 million to IMS should VNU itself be acquired in the next 12 months. IMS has agreed to return the $15 million payment to VNU if IMS is acquired in the next 12 months.
The description of the letter agreement contained in this Item 1.02 does not purport to be complete and is qualified in its entirety by reference to the letter agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 8.01. OTHER EVENTS.
On November 17, 2005, IMS issued a press release announcing the termination of the proposed merger of IMS and VNU.
This press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(a) Financial Statements of Businesses Acquired.
None
(b) Pro Forma Financial Information.
None
(c) Exhibits.
     The following exhibits are furnished as part of this report:

Exhibit Number	Description
10.1	Letter Agreement, dated November 16, 2005, among IMS Health Incorporated, VNU N.V. and Isaac Acquisition Corp.

99.1	Press Release

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMS HEALTH INCORPORATED

	By:	/s/ Robert H. Steinfeld

	Name:	Robert H. Steinfeld
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: November 17, 2005

EXHIBIT INDEX

Exhibit Number	Description
10.1	Letter Agreement, dated November 16, 2005, among IMS Health Incorporated, VNU N.V. and Isaac Acquisition Corp.

99.1	Press Release